================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2006


                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                     001-09553                 04-2949533
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)

                      51 West 52nd Street, New York, New York        10019
                     (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (212) 975-4321


               Viacom Inc. 1515 Broadway, New York, New York 10036 (Former name or former address if changed since last report )


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Section 3.        Securities and Trading Markets

Item 3.02         Unregistered Sales of Equity Securities.

On January 3, 2006, CBS Corporation (the "Company") (formerly known as Viacom Inc. ("Old Viacom")) issued 8,978,359 shares of its Class B Common Stock, par value $0.001 per share ("CBS Class B Common Stock"), to trustees of rabbi trusts for certain of the Company's employee benefit plans. In consideration for the issuance of such CBS Class B Common Stock, the Company received an aggregate of 7,273,815 shares of class B common stock, par value $0.01 per share, of Old Viacom (the "Old Viacom Shares").

The shares issued on January 3, 2006 represented approximately 1.3% of the outstanding shares of CBS Class B Common Stock on that date. Such shares were issued in private placements which were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended. The exemption from registration was based on, among other things, the number of former holders of Old Viacom Shares to receive such CBS Class B Common Stock and on representations of such holders made to the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CBS CORPORATION
                                        (Registrant)



                                        By:    /s/ Louis J. Briskman
                                            ------------------------------------
                                            Name:   Louis J. Briskman
                                            Title:  Executive Vice President and
                                                    General Counsel


Date:  January 9, 2006